EXHIBIT 5.1
Faegre & Benson LLP
90 South Seventh Street
Minneapolis, Minnesota 55402
Telephone (612) 766-7000
Facsimile (612) 766-1600

June 4, 2009

Northern Oil and Gas, Inc.
315 Manitoba Ave - Suite 200
Wayzata, Minnesota 55391

Ladies and Gentlemen:

We are acting as counsel for Northern Oil and Gas, Inc., a Nevada corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3, including any amendments thereto (the “Registration Statement”).  The Registration Statement relates to the offer and sale by the selling stockholders identified in the Registration Statement of up to 547,500 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), of which 247,500 shares of common stock are currently outstanding (the “Shares”) and 300,000 shares of common stock  (the “Warrant Shares”) are issuable pursuant to outstanding warrants (the “Warrants”) held by one of the selling stockholders.  This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.

In reaching the opinion stated in this letter, we have reviewed originals and copies of the Registration Statement, the Articles of Incorporation, the Bylaws of the Company, the Board of Directors resolution authorizing the issuance of the Common Stock, and such other documents as we have considered relevant.  We have assumed that:  (i) the Company has 100,000,000 shares of authorized capital stock as set forth in the Certificate of Amendment to the Company’s Articles of Incorporation filed with the Nevada Secretary of State on October 23, 1999, (ii) all information contained in all documents that we have reviewed is correct; (iii) all signatures on all documents that we have reviewed are genuine; (iv) all documents submitted to us as originals are true and complete; (v) all documents submitted to us as copies are true and complete copies of the originals thereof; (vi) each natural person signing any document that we have reviewed had the legal capacity to do so; and (vii) each natural person signing in a representative capacity any document that we have reviewed had authority to sign in such capacity.

Based on the foregoing, it is our opinion that (i) the Shares being registered for resale by the selling stockholders are duly authorized, and when sold in accordance with the Plan of Distribution set forth in the Registration Statement, will be validly issued, fully paid and non assessable, and (ii) the Warrant Shares being registered for resale by the selling stockholders are duly authorized, and when issued in accordance with the Warrants and sold in accordance with the Plan of Distribution set forth in the Registration Statement, will be validly issued, fully paid and non assessable.

We hereby consent to the use of this opinion letter as Exhibit 5.1 of the Registration Statement and to the use of our name under the heading “Legal Matters” therein.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

We are admitted to practice in the State of Minnesota; however, we are not admitted to practice in the State of Nevada. For the limited purposes of our opinion set forth above, we are generally familiar with the law of Business
Associations, Securities and Commodities of Nevada, contained in Title 7 of the Nevada Revised Statutes (“NRS Title 7”) as presently in effect and have made such inquiries as we consider necessary to render this opinion with respect to a Nevada corporation. Subject to the foregoing, this opinion letter is limited to the laws of NRS Title 7 and federal law as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.

Very truly yours,

FAEGRE & BENSON LLP

By: /s/  W. Morgan Burns
       W. Morgan Burns